Exhibit 10.1
AIRGAS, INC.
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
Section 1. Purpose of the Plan; Effective Date.
1.1 Purpose. This Amended and Restated 2006 Equity Incentive Plan amends and restates the Company’s 2006 Equity Incentive Plan (the 2006 Equity Incentive Plan, as amended and restated by this Amended and Restated 2006 Equity Incentive Plan, the “Plan”). “ The Plan is intended to promote the interests of Airgas, Inc., a Delaware corporation (the “Company”), by: (a) enabling the Company and its subsidiaries to recruit and retain highly qualified employees, directors and consultants; (b) providing those employees, directors and consultants with an incentive for increasing stockholders’ value; and (c) providing those employees, directors and consultants with an opportunity to share in the growth and value of the Company. If approved by the Company’s stockholders this Amended and Restated 2006 Equity Incentive Plan shall amend and restate the 2006 Equity Incentive Plan. The 2006 Equity Incentive Plan succeeded the Company’s 1997 Stock Option Plan (the “1997 Plan”) and the Company’s 1997 Directors’ Stock Option Plan (the “Directors’ Plan,” and together with the 1997 Plan, the “Prior Plans”). Following the Plan Effective Date, no additional stock awards shall be granted under the Prior Plans.
1.2 Effective Date. The 2006 Equity Incentive Plan was approved by the Board on June 21, 2006 and became effective on August 31, 2006 (the “Plan Effective Date”). The amendments effected by this Amended and Restated 2006 Equity Incentive Plan were approved by the Board in June, 2009 and will become effective, subject to approval by the stockholders of the Company, on the date of such stockholder approval.
Section 2. Definitions. For the purposes of the Plan, the following definitions shall be in effect.
2.1 Affiliate: any person or entity that directly or indirectly is controlled by, controls or is under common control with another person or entity.
2.2 Award: a grant of Options, SARs, Restricted Shares or Restricted Share Units pursuant to the provisions of the Plan.
2.3 Award Document: with respect to any particular Award, the written document that sets forth the terms of that Award.
2.4 Board: the Company’s Board of Directors.
2.5 Change in Control: a change in ownership or control of the Company effected through any of the following transactions:
2.5.1 the direct or indirect acquisition by (a) any “person” (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (other than Peter McCausland and any or all of his Affiliates, the Company or any majority-owned subsidiary or any employee benefit plan sponsored by the Company or any trust or investment manager for the account of such a plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 20% of the total combined voting power of the Company’s then outstanding securities or (b) Peter McCausland, together with all of his Affiliates (other than the Company or any majority-owned subsidiary or any employee benefit plan sponsored by the Company or any trust or investment manager for the account of such a plan), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 30% of the total combined voting power of the Company’s then outstanding securities;

2.5.2 a change in the composition of the Board over a period of 24 months or less such that a majority of the Board members ceases, by reason of one or more actual or threatened contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period, or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board;
2.5.3 the consummation of any consolidation, share exchange or merger of the Company (a) in which the stockholders of the Company immediately prior to such transaction do not own at least a majority of the voting power of the entity which survives/results from that transaction or, if applicable, of the ultimate parent of such entity, in substantially the same proportion as the voting power of such stockholders immediately prior to such transaction, (b) in which a stockholder of the Company who does not own a majority of the voting stock of the Company immediately prior to such transaction, owns a majority of the Company’s voting stock immediately after such transaction, (c) following which the Company is not the surviving entity or (d) following which the Company is the surviving entity but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise;
2.5.4 the approval of the stockholders of the Company of the liquidation or dissolution of the Company; or
2.5.5 any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, including stock held in Subsidiary corporations or interests held in Subsidiary ventures.
2.6 Code: the Internal Revenue Code of 1986, as amended.
2.7 Committee: the committee appointed by the Board to administer and interpret the Plan in accordance with Section 3.1.
2.8 Common Stock: shares of the Company’s common stock.
2.9 Employee: an individual who performs services while in the employ of the Company or any of its Subsidiaries, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.
2.10 Exchange Act: the Securities Exchange Act of 1934, as amended.
2.11 Exercise Date: the date on which all conditions for exercise, including without limitation the giving of written notice to the Company and payment of the exercise price, have been satisfied.

2.12 Fair Market Value: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:
2.12.1 NYSE. If, at the time of the grant of an Award or other event in question, the Common Stock is traded on the New York Stock Exchange (the “NYSE”), the Fair Market Value shall be at least 100% of the closing selling price per share of the Common Stock on the date the Award is granted (or other event in question occurs), as such price is reported on the NYSE or any successor system. If an Award is granted (or other event in question occurs) on a date for which there is no reported closing selling price for the Common Stock, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
2.12.2 Other National Securities Exchange or Market. If, at the time of the grant of an Award or other event in question, the Common Stock is listed or admitted to trading on any national securities exchange or over-the-counter market in lieu of the NYSE, then the Fair Market Value shall be at least 100% of the closing selling price or transaction price per share of the Common Stock on the date the Award is granted (or other event in question occurs), as such price is officially reported or quoted on the exchange or market determined by the Committee to be the primary market for the Common Stock. If an Award is granted (or other event in question occurs) on a date for which there is no reported sale of Common Stock on such exchange or market, then the Fair Market Value shall be the closing selling price or the last closing transaction price on the exchange or market on the last preceding date for which such quotation exists.
2.12.3 Not Publicly Traded. If, at the time of the grant of an Award or other event in question, the Common Stock is neither listed nor admitted to trading on any national securities exchange or market, then the Fair Market Value of the Common Stock on such date shall be determined by the Committee in its sole and absolute discretion.
2.13 Incentive Stock Option: an Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
2.14 Misconduct: (a) the commission of any act of fraud, embezzlement or dishonesty by the Participant, (b) any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Company or of any Subsidiary, (c) any failure to perform any specific lawful direction of the Company’s Board or officers of the Company, (d) any refusal or neglect to perform such individual’s duties in connection with his or her employment, (e) any conviction of, or entering of a plea of nolo contendere to, a crime that constitutes a felony, or (f) any other misconduct by such individual adversely affecting the business or affairs of the Company, each as determined by the Committee in its sole and absolute discretion; provided, however that if a Participant and the Company or any of its Subsidiaries have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “misconduct,” “cause” or another similar term, then with respect to that Participant, “Misconduct” shall have the meaning ascribed to such term in that agreement. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company or any Subsidiary may consider as grounds for the dismissal or discharge of any Participant or other individual in the Service of the Company.
2.15 Non-Employee Director: a member of the Board who is not an Employee.
2.16 Non-Qualified Option: an Option that is not an Incentive Stock Option.
2.17 Option: an option to purchase shares of Common Stock (including Restricted Shares, if the Committee so determines) granted pursuant to Section 6 of the Plan.
2.18 Optionee: a person to whom an Option is granted under the Plan.

2.19 Participant: a person who is issued an Award under the Plan.
2.20 Permanent Disability: a permanent and total disability as defined in Section 22(e)(3) of the Code.
2.21 Qualifying Performance Criteria: the performance criteria set forth in Section 10.3.2.
2.22 Restricted Shares: shares that are granted under and subject to restrictions pursuant to Section 8 of the Plan.
2.23 Restricted Share Unit: a right granted under and subject to restrictions pursuant to Section 9 of the Plan.
2.24 Retirement: the termination of an Employee’s Service by such Employee (and not related to any Misconduct) where on the termination date, the Employee is at least age 65 or the sum of the Employee’s age and years of employment with the Company or a Subsidiary measured from the Employee’s date of hire is at least 75.
2.25 SAR: a stock appreciation right granted under and described in Section 7 of the Plan.
2.26 Service: the performance of services on a periodic basis for the Company (or any Subsidiary) in the capacity of an Employee, a Non-Employee Director or an independent consultant, except to the extent otherwise specifically provided in the applicable Award Document.
2.27 Subsidiary: each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided that each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.28 Ten Percent Stockholder: a stockholder owning 10% or more of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code.
Section 3. Administration of the Plan.
3.1 The Committee. The Board shall appoint a Committee to administer and interpret the Plan. The Committee shall consist of two or more Board members, each of whom is “independent” as defined in the rules of the NYSE, is an “outside director” as defined under Code Section 162(m) and related Treasury Regulations and may be a “non-employee director” as defined under Rule 16b-3 of the Exchange Act; provided that the fact that a Committee member shall fail to meet any of such requirements shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. Members of the Committee shall serve for such period as the Board may decide. The Committee shall have full power and authority (subject to the express provisions of the Plan) to:
3.1.1 determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; and (E) the number of shares of Common Stock with respect to which an Award shall be granted to each such person.

3.1.2 construe and interpret the Plan and Awards granted under it, and establish, amend and revoke rules and regulations for its administration.
3.1.3 settle all controversies regarding the Plan and Awards granted under it.
3.1.4 approve forms of Award Documents for use under the Plan and amend the terms of any one or more Awards or stock awards granted under the Prior Plans to provide terms more favorable than previously provided in the Award Document or award agreement, subject to any specified limits in the Plan that are not subject to the discretion of the Committee.
3.1.5 exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
3.1.6 adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Non-Employee Directors or Consultants who are foreign nationals or employed outside the United States.
No member of the Board, or delegate thereof, will be liable for any good faith determination or act in connection with the Plan or any Award.
3.2 Delegation of Authority. The Board or the Committee may appoint one or more officers of the Company, Board members, or a committee of officers and/or Board members to act individually or jointly, as set forth in the delegating resolution. To the extent permitted in accordance with Section 157 of the Delaware General Corporation Law and within the limits established by the Board or the Committee, as applicable, at the time of the delegation, each such person shall have the authority to grant Awards to Participants who are not subject, as a result of their relationship to the Company or ownership of the Company’s securities, to Section 16 of the Exchange Act or Section 162(m) of the Code, and solely with respect to any Awards so granted, references in the Plan to the Committee will be deemed to also refer to such persons to whom authority has been granted.
Section 4. Eligibility.
4.1 Eligible Persons. Subject to the terms of the Plan, the persons eligible to participate in the Plan shall be limited to the following:
4.1.1 officers and other Employees of the Company (or any Subsidiary);
4.1.2 Non-Employee Directors and the non-employee members of the board of directors of any Subsidiary; and
4.1.3 consultants who provide Services to the Company (or any Subsidiary), provided that any such consultant must be eligible to be offered securities of the Company pursuant to Securities and Exchange Commission (“SEC”) Form S-8.

4.2 International Participants. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of law in other countries in which the Company or any of its Subsidiaries operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which eligible Participants employed by the Company or any of its Subsidiaries outside the United States should participate in the Plan, (ii) modify the terms and conditions of any Awards made to such eligible Participants, and (iii) establish subplans, modified Option exercise procedures and other Award terms, conditions and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws and regulations of countries outside the United States in order to assure the lawfulness, validity and effectiveness of Awards granted under the Plan.
Section 5. Stock Subject to the Plan.
5.1 Number of Shares Available for Grant. The maximum number of shares of Common Stock that may be subject to Options, SARs, Restricted Shares and Restricted Share Units under the Plan shall not exceed the aggregate of (a) 5,800,000 shares, (b) the shares remaining for issuance under the Prior Plans as of the date of stockholder approval of the Plan, and (c) the shares subject to options outstanding as of the Plan Effective Date under the Company’s Prior Plans that terminate, expire or are canceled without having been exercised on or after the Plan Effective Date, subject to adjustment from time to time in accordance with the provisions of Section 5.4; provided, however, that the maximum number of shares of Common Stock that may be subject to Restricted Shares and Restricted Share Units under the Plan may not exceed the aggregate of 1,000,000 shares. All outstanding options granted under the Prior Plans shall remain subject to the terms of those plans. All Awards granted subsequent to the Plan Effective Date shall be subject to the terms of this Plan. In addition, Awards may be issued in connection with a merger or acquisition permitted by NYSE Company Manual Section 303A.08, and such issuance shall not reduce the number of shares available for issuance under the Plan.
5.2 Annual Per-Participant Limit. The aggregate number of shares of Common Stock subject to Options or SARs granted under the Plan in any fiscal year of the Company to any one Participant in the Plan shall not exceed 1,000,000 shares. The aggregate number of shares of Common Stock subject to Restricted Share or Restricted Share Unit Awards granted under the Plan during any fiscal year of the Company to any one Participant shall not exceed 500,000. Notwithstanding the foregoing limitations, no Non-Employee Director may receive Awards in any given fiscal year of the Company with respect to more than 100,000 shares. Notwithstanding anything to the contrary in the Plan, the foregoing limitations shall be subject to adjustment under Section 5.4.
5.3 Forfeited Awards and Other Shares Again Available for Grant. If and to the extent that an Option, SAR or Restricted Share Unit expires, terminates or is canceled, surrendered or forfeited for any reason without having been exercised or settled in full, the shares of Common Stock associated with that Option, SAR or Restricted Share Unit will again become available for grant under the Plan. Similarly, if and to the extent any Restricted Share is canceled, forfeited or repurchased for any reason, that share will again be available for grant under the Plan. The number of shares that will be considered issued under the Plan shall equal the number of shares issued upon exercise or settlement of an Award and shall not include the number of shares returned or delivered to the Company for any reason, including the cancellation, expiration, forfeiture, surrender or repurchase of an Award.

5.4 Adjustments upon Changes in Common Stock; Change in Control.
5.4.1 Adjustments. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, then appropriate adjustments shall be made to (a) the maximum number and/or class of securities issuable under the Plan, (b) the maximum amount and/or class of securities for which any one individual participating in the Plan may be granted Options, separately exercisable SARs, Restricted Shares and Restricted Share Units for any given year under the Plan, (c) the number and/or class of securities and price per share in effect under each Option and SAR outstanding under the Plan (provided that this adjustment also may be made, in the discretion of the Committee, in the event of an extraordinary cash dividend in respect of the Common Stock), and (d) the number of Restricted Share Units outstanding under the Plan and/or the class of securities referenced for determining payment in respect thereof. Such adjustments to outstanding Awards are to be effected in a manner intended to avoid the enlargement or dilution of rights and benefits under such Awards. The adjustments determined by the Committee shall be final, binding and conclusive.
5.4.2 Change in Control. The following provisions shall apply to Awards in the event of a Change in Control unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company and the holder of the Award or unless otherwise expressly provided by the Board or the Committee, as applicable, at the time of grant of an Award.
(a) Merger or Similar Transaction — Awards May Be Assumed. Except as otherwise stated in the Award Document, in the event of a Change in Control as set forth in Section 2.5.3 of the Plan, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute comparable stock awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor or acquirer of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a comparable stock award for only a portion of an Award. The terms of any assumption, continuation or substitution shall be set by the Committee in accordance with the provisions of Section 3.
(b) Merger or Similar Transaction — Awards Held by Participants. Except as otherwise stated in the Award Document, in the event of a Change in Control as set forth in Section 2.5.3 of the Plan, in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute comparable stock awards for such outstanding Awards, then with respect to Awards held by Participants that have not been assumed, continued or substituted, the vesting of such Awards (and, if applicable, the time at which such Awards may be exercised) shall (contingent upon the effectiveness of the Change in Control) be accelerated in full to a date prior to the effective time of such Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five (5) days prior to the effective time of the Change in Control), and such Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Awards shall lapse (contingent upon the effectiveness of the Change in Control).
(c) Merger or Similar Transaction — Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event that pursuant to Section 5.4.2(b) an Award will terminate if not assumed, continued or substituted by the surviving or acquiring corporation or exercised prior to the effective time of a Change in Control in accordance with Section 2.5.3 of the Plan, the Board or the Committee may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Committee, equal in value to the excess, if any, of (A) the value of the property the holder of the Award would have received upon the exercise or payment of the Award, over (B) any exercise price payable by such holder in connection with such exercise.

(d) Acquisition of Securities, Change in Board, Sale of Assets or Liquidation. Except as otherwise stated in the Award Document, in the event of a Change in Control as set forth in Sections 2.5.1, 2.5.2, 2.5.4 or 2.5.5 of the Plan, then with respect to Awards held by Participants, the vesting of such Awards (and, if applicable, the time at which such Awards may be exercised) shall (contingent upon the effectiveness of the Change in Control) be accelerated in full to a date prior to the effective time of such Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five (5) days prior to the effective time of the Change in Control).
Section 6. Stock Options; In General.
6.1 Option Grant and Award Document. Subject to the terms of the Plan, the Committee and, subject further to the delegating resolution, the persons who are delegated authority under Section 3.2, are authorized to grant Incentive Stock Options and Non-Qualified Options (including Options to purchase Restricted Shares) to eligible individuals. Each granted Option shall be evidenced by an Award Document in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan.
6.1.1 No ISOs for Non-Employees. Individuals who are not Employees may only be granted Non-Qualified Options.
6.1.2 $100,000 ISO Limit. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Incentive Stock Options granted to any Employee under the Plan (or any other option plan of the Company or any parent or Subsidiary) may for the first time become exercisable during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Notwithstanding the foregoing, should the number of shares of Common Stock for which any Incentive Stock Option first becomes exercisable in any calendar year exceed the applicable $100,000 limitation, then that Option may nevertheless be exercised in that calendar year (or thereafter in accordance with its terms) for the excess number of shares as a Non-Qualified Option.
6.2 Exercise Price. The exercise price per share of each Option granted under the Plan shall be fixed by the Committee, in accordance with the following provisions: The exercise price per share of Common Stock subject to an Option shall in no event be less than 100% of the Fair Market Value of such Common Stock on the grant date; provided that, if the individual to whom an Incentive Stock Option is granted is a Ten Percent Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the grant date. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than 100% of the Fair Market Value of the Common Stock if such Option is granted pursuant to an assumption or substitution of another option in a manner consistent with the provisions of Section 409A of the Code and, to the extent such Option is an Incentive Stock Option, the provisions of Section 424(a) of the Code.
6.3 Exercisability and Term of Options. Each Option granted under the Plan shall be exercisable at such time or times and during such period as is determined by the Committee and set forth in the Award Document evidencing the grant. No such Option, however, shall have a maximum term in excess of ten years measured from the grant date (five years if the option is an Incentive Stock Option granted to a Ten Percent Stockholder).

6.4 Exercise and Payment of the Exercise Price. An Option shall be deemed to be exercised when the person entitled to exercise the Option gives notice of exercise to the Company in accordance with the Option’s terms and the Company receives payment in full for the Shares as to which the Option is exercised in one or more of the forms specified below as permitted by the Committee or other provision for such payment is made in accordance with determinations made by the Committee:
6.4.1 by cash or check made payable to the Company;
6.4.2 in shares of Common Stock held by the Optionee, provided that, if such stock was acquired directly from the Company, it has been held for at least six months prior to such tender;
6.4.3 pursuant to a broker assisted cashless exercise;
6.4.4 by an arrangement substantially comparable to the preceding provisions; or
6.4.5 by such other forms of legal consideration as determined by the Committee.
6.5 Transfer of an Option.
6.5.1 In General; No Transfers. During the lifetime of the Optionee, the Option, together with any related SAR, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, except: (a) for a transfer of the Option by will or by the laws of descent and distribution following the Optionee’s death; or (b) with respect to Non-Qualified Options, transfers during the Optionee’s lifetime (i) pursuant to a domestic relations order (as defined under the Code or Treasury Regulations), (ii) to immediate family members, (iii) to a trust for the benefit of such person or persons, (iv) to a partnership in which such persons are the only partners and/or (v) to other persons or entities according to such terms as the Committee may determine, provided that, in any such instance set forth above, the transfer is not a “transfer for value,” as described in the instructions to SEC Form S-8. A transferee of an Option shall be required to furnish proof satisfactory to the Committee that the transfer meets one of the criteria set forth in the preceding sentence.
6.5.2 Transferred Options Still Subject to the Plan. Any Option transferred in accordance with the provisions of Section 6.5.1 above shall continue to be subject to the same terms and conditions of the Plan as were applicable to the Option immediately before the transfer.
6.6 No Stockholder Rights. An Optionee shall have no stockholder rights with respect to any shares covered by the Option until such individual shall have exercised the Option and paid the exercise price for the purchased shares.
6.7 Exercise and Forfeiture Following Termination of Service.
6.7.1 In General. Except as otherwise provided in Sections 6.7.2 or 6.7.3 below (as such Sections may be affected by the Committee pursuant to Section 6.7.5), upon a Participant’s death or termination of Service, all Options and SARs held by the Participant that are not exercisable immediately prior to the death or termination of Service shall terminate immediately.

6.7.2 Exercise Period Following Termination. In the event of the death or termination of Service of a Participant who is not a Non-Employee Director, the following provisions shall govern the exercise period applicable to the portion of Options and SARs held by the Participant that is exercisable immediately prior to the Participant’s death or termination of Service:
(a) Other than Death, Permanent Disability, Retirement or Misconduct. If the Participant terminates Service for any reason other than death, Permanent Disability, Misconduct or Retirement while holding one or more exercisable Options or SARs, then each outstanding Option and SAR held by such Participant shall remain exercisable during the three-month period following the date of such termination of Service, or until the expiration of the Option, whichever period is shorter.
(b) Disability. If the Participant terminates Service by reason of his or her Permanent Disability while holding one or more exercisable Options or SARs, then each outstanding Option and SAR held by the Participant shall remain exercisable during the 12-month period following the date of such termination of Service, or until the expiration of the Option, whichever period is shorter.
(c) Death. If the Participant dies while holding one or more exercisable Options or SARs, then each such Option and SAR shall remain exercisable until the expiration of the Option. During such period, the Options and SARs may be exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Options and SARs are transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.
(d) Misconduct. Upon termination of the Participant’s Service for Misconduct, all outstanding Options and SARs held by the Participant shall terminate immediately and cease to be outstanding.
(e) Retirement. If the Participant terminates Service due to Retirement, then each portion of an outstanding Option or SAR Award held by such Participant (i) that is exercisable immediately prior to the date of such termination shall remain exercisable until the expiration of the Option or SAR and (ii) that is not 100% exercisable as of the date of such termination, but would become exercisable on the next anniversary of the date of grant of such Option or SAR, shall become exercisable as of the date of such termination and shall remain exercisable until the expiration of the Option or SAR.
(f) Employment Agreements. Notwithstanding any other provision of this Section 6.7, with respect to the particular Participant, if there is any conflict between this Section 6.7 and any employment agreement or change of control agreement between the Participant and the Company, such agreement will control.
6.7.3 Exercise Period Following Termination for Non-Employee Directors. In the event of the death or termination of Service of a Non-Employee Director, the following provisions shall govern the exercise period applicable to the portion of Options and SARs held by the Non-Employee Director that is exercisable immediately prior to the Non-Employee Director’s death or termination of Service:
(a) Other than Death or Misconduct. Upon cessation of Service as a Non-Employee Director (for reasons other than death or Misconduct), only those Options and SARs exercisable at the date of cessation of service shall be exercisable by the Non-Employee Director. Such Options and SARs shall be exercisable as if such person had remained a Non-Employee Director until the expiration of the Option or SAR.

(b) Death. Upon the death of a Non-Employee Director, Options and SARs shall be exercisable to the extent then exercisable, for a period of one year from the date of the termination of the Non-Employee Director’s Service due to death, or until the expiration of the Option or SAR, whichever period is shorter.
(c) Misconduct. Upon termination of the Non-Employee Director’s Service for Misconduct, all outstanding Options and SARs held by the Non-Employee Director shall terminate immediately and cease to be outstanding.
6.7.4 No Exercise After Expiration of Term. Notwithstanding the foregoing or any other provision of this Plan, under no circumstances shall any Option or SAR be exercisable after the specified expiration date of the Option or SAR.
6.7.5 Committee Discretion. The Committee shall have complete discretion, exercisable either at the time the Option or SAR is granted or at any time while the Option or SAR remains outstanding:
(a) to extend the period of time for which the Option or SAR is to remain exercisable following the Participant’s death or cessation of Service other than for Misconduct from the limited period in effect under Sections 6.7.2 or 6.7.3 to such greater period of time as the Committee shall deem appropriate; provided that in no event shall such Option or SAR be exercisable after the specified expiration date of the Option or SAR term and no such extension of such period of time may cause the Option or SAR to be subject to tax penalties under Section 409A of the Code; and/or
(b) to permit one or more Options or SARs held by the Participant to be exercised, during the limited post-Service exercise period applicable under this Section 6.7, or the extended period under Section 6.7.5, not only with respect to the number of vested shares of Common Stock for which each such Option or SAR is exercisable at the time of the Participant’s cessation of Service but also with respect to any other shares subject to that Option or SAR.
Section 7. Stock Appreciation Rights.
7.1 In General. Subject to the terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2, are authorized to grant SARs to eligible Participants. Each granted SAR shall be evidenced by an Award Document in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. The grant of an SAR provides the holder the right to receive the appreciation in value of shares of Common Stock between the date of grant and the date of exercise. SARs may be granted alone (“Stand-Alone SARs”) or in conjunction with all or part of any Option (“Tandem SARs”). In the case of a Non-Qualified Option, a Tandem SAR may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Option.
7.2 Exercise. An SAR may be exercised by a Participant by giving notice of intent to exercise to the Company to the extent that the SAR is then, by its terms, exercisable. Upon the exercise of a Stand-Alone SAR, a Participant will be entitled to receive, in either cash and/or shares of Common Stock, as specified in the Award Document or determined by the Committee, an amount equal to the excess, if any, of (a) the Fair Market Value, as of the date the SAR (or portion thereof) is exercised, of the shares covered by the SAR (or portion thereof) over (b) the Fair Market Value of the shares covered by the SAR (or a portion thereof) as of the date the SAR was granted.

7.3 Other Terms.
7.3.1 Term of SAR. Unless otherwise provided in the applicable Award Document at the time of grant, the term of an SAR will be ten years, and in any event shall not exceed ten years.
7.3.2 Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Committee at the time of grant.
7.3.3 Termination of Service. Unless otherwise provided by the Committee at the time of grant, SARs will be subject to the terms of Section 6.7 with respect to exercise following termination of Service.
Section 8. Restricted Shares.
8.1 In General. Subject to the other terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2 may grant Restricted Shares to eligible individuals and may impose conditions, including continued employment or performance conditions, on such shares as it deems appropriate. Each issued Restricted Share shall be evidenced by an Award Document in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. The terms and conditions applicable to a Restricted Share issuance, including the vesting periods and conditions, the form of consideration payable, if any, and the Company’s right to repurchase unvested Restricted Shares upon a Participant’s termination of employment shall be determined by the Committee; provided, however, that (a) in no event shall the grant, issuance, retention, vesting and/or settlement of Restricted Shares that are based on the achievement of “Qualifying Performance Criteria,” as defined in Section 10.3.2, and intended to satisfy the requirements of Section 162(m) of the Code, be subject to a performance period of less than one year and (b) no condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of an Award of Restricted Shares over a period of less than three years from the date the Award is made, other than as determined by the Committee in its sole discretion upon a Change in Control or upon the Participant’s death, Permanent Disability or Retirement.
8.2 Stockholder Rights. Except as otherwise set forth in Section 8.2.2 below, elsewhere in the Plan or determined by the Committee in its sole discretion, the Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her as Restricted Shares under the Plan, whether or not his or her interest in those shares is vested.
8.2.1 Voting; Change in Shares. The Participant shall have the right to vote with respect to any shares of Common Stock issued to him or her as Restricted Shares under the Plan. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration or by reason of any Change in Control, shall be issued subject to (a) the same vesting requirements applicable to his or her unvested shares and (b) such escrow arrangements as the Committee shall deem appropriate.
8.2.2 Cash and Stock Dividends. Cash dividends and stock dividends with respect to a Participant’s Restricted Shares shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The dividends so withheld and attributable to any particular Restricted Share (and interest thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a fair market value equal to the amount of such dividends and interest, if applicable, upon the release of restrictions on such Restricted Share and, if such Restricted Share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or interest.

8.3 Unvested Shares May be Escrowed. Unvested Restricted Shares, including any unvested Restricted Shares purchased pursuant to the exercise of an Option, may, in the Committee’s discretion, be held in escrow by the Company until the Participant’s interest in such Restricted Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares.
8.4 Transferability of Shares. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under this Section 8. For purposes of this restriction, the term “transfer” shall include (without limitation) any sale, pledge, assignment, encumbrance, gift or other disposition of such shares, whether voluntary or involuntary. However, the Participant shall have the right to make a gift of unvested shares issued to him or her under this Section 8 to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the transferee of such shares delivers to the Company a written agreement to be bound by all the provisions of the Plan, including without limitation this Section 8, and the Award Document applicable to the gifted shares.
Section 9. Restricted Share Units. Subject to the other terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2, may grant Restricted Share Units to eligible individuals and may impose conditions, including continued employment or performance conditions, on such units as it may deem appropriate. Each granted Restricted Share Unit shall be evidenced by an Award Document in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. Each granted Restricted Share Unit shall entitle the Participant to whom it is granted to a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one share of Common Stock. Distributions may be made in cash and/or shares of Common Stock. All other terms governing Restricted Share Units, such as number of units granted, vesting, performance criteria, if any, time and form of payment and termination of units shall be set forth in the Award Document; provided, however, that (a) in no event shall the grant, issuance, retention, vesting and/or settlement of Restricted Share Units that is based on the achievement of Qualifying Performance Criteria, and intended to satisfy the requirements of Section 162(m) of the Code, be subject to a performance period of less than one year and (b) no condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of an Award of Restricted Share Units over a period of less than three years from the date the Award is made, other than as determined by the Committee in its sole discretion upon a Change in Control or upon the Participant’s death, Permanent Disability or Retirement.
Section 10. Miscellaneous Provisions.
10.1 Amendment and Termination of the Plan and Awards. Except as provided herein, the Board has complete and exclusive power and authority to amend, modify or terminate the Plan (or any component thereof) in any or all respects whatsoever at any time, provided, however, that stockholder approval shall be required for any amendment that (a) increases the total number of shares reserved for the purposes of the Plan and the maximum number of shares for which any one individual may be granted Awards for any given year under the Plan, except for permitted adjustments under Section 5.4 of the Plan, (b) expands the persons or class of persons eligible to receive Awards, or (c) materially increases the benefits accruing to Participants under the Plan, but only to the extent required by law or under the listing requirements of the NYSE or other exchange or market on which the Common Stock is at the time listed or admitted to trading.

No such amendment, modification or termination shall adversely affect the rights or obligations with respect to Awards then outstanding under the Plan, unless the Participant consents to such amendment, modification or termination except to the extent that the Committee reasonably determines that such amendment, modification or termination is necessary or appropriate to comply with applicable law or the rules or regulations of any securities exchange or market on which the Common Stock is listed or admitted to trading. Notwithstanding the foregoing, an amendment to the Plan shall be subject to stockholder approval to the extent required by law or under the listing requirements of the NYSE or other market or exchange on which the Common Stock is at the time listed or admitted to trading.
10.2 Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Notwithstanding anything contained in the Plan to the contrary, the obligations of the Company under the Plan will be conditioned on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
10.3 Qualifying Performance-Based Compensation.
10.3.1 General. The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify a percentage of an Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing at the time the Award is granted not later than ninety (90) days (or such shorter time as may be required by Section 162(m) of the Code) after the commencement of the period of service to which the performance goals relate, provided that the outcome is substantially uncertain at that time. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares of Common Stock issued under or the amount paid under an Award may, to the extent specified in the Award Document, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.
10.3.2 Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) after tax cash flow; (ii) earnings per-share; (iii) earnings before interest; taxes, depreciation and amortization (“EBITDA”); (iv) free cash flow; (v) return on capital; (vi) return on equity; (vii) return on average capital employed; (viii) sales; (iv) operating expenses as a percentage of sales; (x) gross profit; (xi) days’ purchases outstanding; (xii) days’ sales outstanding; (xiii) operating income; (xiv) growth in stockholder value relative to a peer group index; (xv) working capital; and (xvi) economic value added. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period, provided that the decision to make any such adjustment must occur at the time the applicable Award is granted: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

10.3.3 Section 162(m) Stockholder Re-Approval. If so determined by the Committee, the provisions of the Plan regarding performance-based compensation intended to be exempt from the application of Section 162(m) of the Code described in this Section 10.3.3 and elsewhere in the Plan shall be disclosed and re-approved by stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year that the stockholders previously approved such provisions, in order for the Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section 10.3.3, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.
10.4 Effective Date and Term of Plan.
10.4.1 Effective Date. The Plan became effective on August 31, 2006 (the Plan Effective Date, as defined in Section 1.2).
10.4.2 Term of the Plan. The Plan will continue in effect through and including the date which is the 10th anniversary of the Plan Effective Date, provided that any Award that is granted on or prior to such 10th anniversary may extend pursuant to its terms beyond that date.
10.5 No Employment or Service Rights. Neither the action of the Company in establishing the Plan, nor any action taken by the Committee hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any Subsidiary) for any period of specific duration, and the Company (or any Subsidiary retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause. Nothing in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
10.6 Unfunded Status of Plan. The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan with respect to Awards.
10.7 Representations; Legends. The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend that the Committee deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

10.8 Regulatory Matters. The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Common Stock issued pursuant to it. All certificates for Common Stock or other securities delivered under the Plan shall be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, the NYSE or other exchange or market on which the Common Stock is at the time listed or admitted to trading, and any other applicable federal or state securities laws.
10.9 Invalid Provisions. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained in the Plan.
10.10 Committee Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Committee, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:
10.10.1 the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);
10.10.2 the Company’s By-laws (as the same may be amended and/or restated from time to time); and
10.10.3 any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).
10.11 Deferrals. To the extent permitted by applicable law, the Committee, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Committee may provide for distributions while a Participant is still an employee. The Committee is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
10.12 Governing Law. The Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the application of the principles of conflicts of laws.

10.13 Successors and Assigns. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns and the Participants, the legal representatives of their estates, their heirs or legatees and their permitted assignees.
10.14 Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant will be delivered personally or addressed to him or her at the address last known by or on file with the Company, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via facsimile, on the date and at the time faxed with confirmation of delivery or, if mailed, on the date five days after the date of the mailing. Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received.